UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006 (August 3, 2006)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

See the press release attached to this report as Exhibit 99.1, which is incorporated in this Item 2.02 by reference. The information in this Item 2.02 is being furnished pursuant to General Instruction B.2 of Form 8-K.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit

Report or Completed Interim Review.

On August 3, 2006, the Audit Committee of the Board of Directors of The Warnaco Group, Inc. (the “Company”) concluded that the Company will restate its previously reported financial statements for its fiscal year ended December 31, 2005 and first fiscal quarter ended April 1, 2006. On August 8, 2006, the Company issued a press release announcing, among other things, the restatement and certain preliminary results for the second quarter of fiscal 2006.

A copy of the press release is attached to this report as Exhibit 99.1 and, except for the information included under the heading “Second Quarter Information”, is incorporated in this Item 4.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
	99.1	Press Release, dated August 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: August 8, 2006	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release, dated August 8, 2006